1 Amedisys Second Quarter 2025 Earnings Release Supplemental Slides July 29, 2025 EXHIBIT 99.2

2 This presentation may include forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and assumptions about our business that are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those described in this presentation. You should not rely on forward-looking statements as a prediction of future events. Additional information regarding factors that could cause actual results to differ materially from those discussed in any forward-looking statements are described in reports and registration statements we file with the SEC, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, copies of which are available on the Amedisys internet website http://www.amedisys.com or by contacting the Amedisys Investor Relations department at (225) 292-2031. We disclaim any obligation to update any forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based except as required by law. www.amedisys.com NASDAQ: AMED We encourage everyone to visit the Investors Section of our website at www.amedisys.com, where we have posted additional important information such as press releases, profiles concerning our business, clinical operations and control processes and SEC filings. FORWARD-LOOKING STATEMENTS EXHIBIT 99.2

HIGHLIGHTS AND SUMMARY FINANCIAL RESULTS (ADJUSTED): 2Q'25[1]

amedisys

Amedisys Consolidated

- Revenue: +5%
- EBITDA: +10%
- EBITDA Margin: 13.0%
- Net Leverage ratio: 0.1x
- Revolver availability: $508.0M
- CFFO: $67.2M
- DSO: 40.9 (vs. Q4'24 of 43.0 and down 11.2 days vs prior year)

Adjusted Financial Results

$ in Millions, except EPS	2Q24	2Q25
Home Health	$ 377.4	$ 396.2
Hospice	204.0	215.0
High Acuity Care	9.8	10.7
Total Revenue	**$ 591.2**	**$ 621.9**
Gross Margin %	*45.0%*	*44.3%*
Adjusted EBITDA	**$ 73.2**	**$ 80.8**
	12.4%	***13.0%***
Adjusted EPS	**$ 1.32**	**$ 1.54**
Free cash flow[4]	**$ 42.3**	**$ 56.7**

Regulatory

2025 Reimbursement

- Final Hospice industry rule – industry estimated impact +2.9% increase (effective 10/1/24)
- Final Home Health industry rule – industry estimated impact +0.5% increase (effective 1/1/25)

2026 Reimbursement

- Proposed Hospice industry rule – industry estimated impact +2.4% increase (effective 10/1/25)
- Proposed Home Health industry rule – industry estimated impact -6.4% decrease (effective 1/1/26)

Home Health

Same Store[3]:
- Admissions: +6%
- Volume[2]: +6%

Other Statistics:
- Medicare Revenue per Episode: $3,058 (+0.7%)
- Cost per Visit: $119.82 (+2.3%)

Hospice

Same Store[3]:
- Admissions: +0.4%
- ADC: +1.3%

Other Statistics:
- Revenue per Day: $179.96 (+4.1%)
- Cost per day: $90.74 (+2.9%)

High Acuity Care

Growth Metrics:
- Total Admissions: 1,073 (+29%)
- Number of admitting JVs: 8

Other Statistics:
- Patient Satisfaction: 90%

1. *The financial results for the three-month periods ended June 30, 2024 and 2025 are adjusted for certain items and should be considered a non-GAAP financial measure. A reconciliation of these non-GAAP financial measures is included in the corresponding 8-K detailing quarterly results for each respective reporting period.*
2. *Same Store volume – Includes admissions and recertifications.*
3. *Same Store is defined as care centers that we have operated for at least the last 12 months and startups that are an expansion of a same store care center.*
4. *Free cash flow is defined as cash flow from operations less routine capital expenditures and required debt repayments.*

3

OUR REVENUE SOURCES: 2Q'25

Amedisys Consolidated Revenue


1.7%
34.6%
63.7%
Home Health
Hospice
High Acuity Care

Home Health Revenue


28.1%
54.3%
17.6%
Medicare FFS
Private Episodic & Case Rate
Per Visit

Hospice Revenue


4.6%
95.4%
Medicare FFS
Private

- **Home Health**: 347 care centers; 34 states & D.C.
- **Hospice**: 164 care centers; 31 states
- **High Acuity Care:** 8 admitting joint ventures; 7 states; 32 referring hospitals
- **Total: 519 care centers/joint ventures; 38 states and D.C.**

- **Medicare FFS**: Reimbursed for a 30-day period of care
- **Private Episodic**: MA and Commercial plans who reimburse us for a 30-day period of care or 60-day episode of care, majority of which range from 90% - 100% of Medicare rates
- **Case Rate**: Managed care payors who reimburse us per admission
- **Per Visit**: Managed care, Medicaid and private payors who reimburse us per visit performed

Hospice Per Day Reimbursement:

- **Routine Care:** Patient at home with symptoms controlled, **~97% of the Hospice care provided**
- **Continuous Care:** Patient at home with uncontrolled symptoms
- **Inpatient Care:** Patient in facility with uncontrolled symptoms
- **Respite Care:** Patient at facility with symptoms controlled

4

HOME HEALTH AND HOSPICE SEGMENT (ADJUSTED) – 2Q'25[1]

HOME HEALTH

$ in Millions	2Q24	2Q25
Medicare	$ 216.1	$ 215.1
Non-Medicare	161.3	181.1
Home Health Revenue	**$377.4**	**$396.2**
Gross Margin %	*43.1%*	*41.9%*
Pre-Corporate EBITDA[2]	**$70.7**	**$70.9**
	18.7%	*17.9%*

Operating Statistics		
Same Store Growth[3][4]		
Admissions	13%	6%
Volume	9%	6%
Medicare revenue per episode	$3,036	$3,058
Medicare recert rate	31.8%	31.8%
Total cost per visit	$117.14	$119.82

HOSPICE

$ in Millions	2Q24	2Q25
Medicare	$ 193.7	$ 205.1
Non-Medicare	10.3	9.9
Hospice Revenue	**$204.0**	**$215.0**
Gross Margin %	*49.0%*	*49.6%*
Pre-Corporate EBITDA[2]	**$51.9**	**$56.8**
	25.4%	*26.4%*

Operating Statistics		
Admit growth - same store[3][4]	-2.2%	0.4%
ADC growth - same store[3][4]	0.4%	1.3%
ADC	12,968	13,132
Avg. discharge length of stay	90	93
Revenue per day (net)	$172.88	$179.96
Cost per day	$88.14	$90.74

Home Health Highlights

- Medicare revenue per episode up 0.7% primarily due to the 0.5% rate increase effective 1/1/2025.
- Y/Y Total CPV up $2.68 (+2.3%) primarily due to raises, wage inflation, employee-related insurance costs and an increase in contract clinicians, salaried clinicians and clinical managers.
- EBITDA margin decreased 80 basis points driven by wage increases and shift in admissions mix.

Hospice Highlights

- Net revenue per day +4.1% due to the +2.9% Hospice rate update effective 10/1/2024 and the mix in days.
- Cost per day up $2.60 (+2.9%) primarily due to raises, wage inflation and investments in hospice clinical staffing.
- EBITDA margin up 100 basis points primarily due to the 2025 rate increase (effective 10/1/2024) partially offset by raises.

1. *The financial results for the three-month periods ended June 30, 2024 and 2025 are adjusted for certain items and should be considered a non-GAAP financial measure. A reconciliation of these non-GAAP financial measures is included in the corresponding 8-K detailing quarterly results for each respective reporting period.*
2. *Pre-Corporate EBITDA does not include any corporate G&A expenses.*
3. *Same Store information represents the percent change in volume, admissions or ADC for the period as a percent of the volume, admissions or ADC of the prior period.*
4. *Same Store is defined as care centers that we have operated for at least the last 12 months and startups that are an expansion of a same store care center.*

5

GENERAL & ADMINISTRATIVE EXPENSES – ADJUSTED [1,2]

Impacted by raises and information technology costs.

$ in Millions	2Q24	3Q24	4Q24	1Q25	2Q25
Home Health Segment - Total	**$ 92.4**	**$ 93.3**	**$ 95.5**	**$ 94.6**	**$ 94.9**
% of HH Revenue	*24.5%*	*25.0%*	*25.3%*	*24.9%*	*24.0%*
Hospice Segment - Total	**48.7**	**49.7**	**50.6**	**49.8**	**50.7**
% of HSP Revenue	*23.9%*	*23.9%*	*23.8%*	*24.2%*	*23.6%*
High Acuity Care Segment - Total	**5.4**	**5.7**	**5.7**	**5.0**	**5.9**
% of HAC Revenue	*55.1%*	*74.2%*	*70.4%*	*53.2%*	*55.1%*
Total Corporate Expenses	**49.2**	**49.6**	**50.8**	**46.7**	**44.8**
% of Total Revenue	*8.3%*	*8.4%*	*8.5%*	*7.9%*	*7.2%*
Total	**$ 195.7**	**$ 198.3**	**$ 202.7**	**$ 196.1**	**$ 196.3**
% of Total Revenue	*33.1%*	*33.7%*	*33.9%*	*33.0%*	*31.6%*

	2Q24	3Q24	4Q24	1Q25	2Q25
Salary and Benefits	$ 27.4	$ 29.9	$ 30.3	$ 27.5	$ 25.9
Other	17.4	15.6	16.3	15.4	14.8
Corp. G&A Subtotal	44.8	45.5	46.6	42.9	40.7
Non-cash comp	4.4	4.1	4.2	3.8	4.1
Adjusted Corporate G&A	**$ 49.2**	**$ 49.6**	**$ 50.8**	**$ 46.7**	**$ 44.8**



Total G&A as a Percent of Revenue
35.0%
34.0%
33.0%
32.0%
31.0%
33.1%
33.7%
33.9%
33.0%
31.6%
2Q24
3Q24
4Q24
1Q25
2Q25
G&A as a Percent of Revenue

Notes:

- **Year over year total G&A as a percentage of revenue decreased 150 basis points**
  - $0.6 million increase in total G&A is primarily due to planned wage increases and higher information technology costs partially offset by lower legal fees and a reduction in corporate support costs.
- **Total G&A remained flat sequentially** as a seasonality driven increase in health insurance costs was offset by a reduction in corporate support costs.

1. *The financial results for the three-month periods ended June 30, 2024, September 30, 2024, December 31, 2024, March 31, 2025 and June 30, 2025 are adjusted for certain items and should be considered a non-GAAP financial measure. A reconciliation of these non-GAAP financial measures is included in the corresponding 8-K detailing quarterly results for each respective reporting period.*
2. *Adjusted G&A expenses do not include depreciation and amortization.*

6

7 INDUSTRY LEADING QUALITY SCORES Quality of Patient Care (QPC) Patient Satisfaction (PS) • Amedisys maintains a 4-Star average in the Jul 2025 HHC Final release with 89% of our providers (representing 89% of care centers) at 4+ Stars and 40% of our providers (representing 41% of care centers) at 4.5+ Stars. •11 Amedisys providers (representing 17 care centers) rated at 5 Stars. Notes: (1) Jul 2025 QPC Star Final performance period = Oct 2023 – Sep 2024. (2) Jul 2025 PS Final performance period = Jan 2024 – Dec 2024. (3) QPC Star and PS Results for Amedisys Legacy providers only. (4) Only currently active care centers included in care center results. Metric Oct 24 Final Jan 25 Final Apr 25 Final Jul 25 Final Quality of Patient Care 4.24 4.18 4.15 4.16 Entities at 4+ Stars 89% 88% 88% 89% Metric Oct 24 Final Jan 25 Final Apr 25 Final Jul 25 Final Patient Satisfaction Star 3.78 4.02 3.76 3.69 Performance Over Industry +3% +4% +2% +1% 3.00 3.50 4.00 4.50 Oct 2022 Jan 2023 Apr 2023 Jul 2023 Oct 2023 Jan 2024 Apr 2024 Jul 2024 Oct 2024 Jan 2025 Apr 2025 Jul 2025 QPC Industry Performance Amedisys QPC Industry Avg QPC Top Competitor 3.00 3.50 4.00 4.50 Oct 2022 Jan 2023 Apr 2023 Jul 2023 Oct 2023 Jan 2024 Apr 2024 Jul 2024 Oct 2024 Jan 2025 Apr 2025 Jul 2025 PS Industry Performance Amedisys PS Industry Avg PS Top Competitor EXHIBIT 99.2

8 HOSPICE QUALITY: AMEDISYS HOSPICE CONTINUES TO MOVE TOWARDS BEST-IN-CLASS Hospice Quality Notes: Included in the above analysis are only active providers. National is an average of all providers nationally, excluding active AMED providers. EXHIBIT 99.2

9 DEBT AND LIQUIDITY METRICS Net leverage ~0.1x 1. Net debt defined as total debt outstanding ($364.8M) less cash and cash equivalents ($337.3M). 2. Leverage ratio (net) is defined as net debt divided by last twelve months adjusted EBITDA ($262.4M). 3. Liquidity defined as the sum of cash balance and available revolving line of credit. Outstanding Term Loan 338.1$ Outstanding Revolver - Finance Leases 26.7 Total Debt Outstanding 364.8 Less: Deferred Debt Issuance Costs (1.6) Total Debt - Balance Sheet 363.2 Total Debt Outstanding 364.8 Less Cash & Cash Equivalents (337.3) Net Debt (1) 27.5$ Leverage Ratio (net) (2) 0.1 Term Loan 450.0$ Revolver Size 550.0 Borrowing Capacity 1,000.0 Revolver Size 550.0 Outstanding Revolver - Letters of Credit (42.0) Available Revolver 508.0 Plus Cash & Cash Equivalents 337.3 Total Liquidity (3) 845.3$ As of: 6/30/25 Credit Facility Outstanding Debt As of: 6/30/25 EXHIBIT 99.2

10 CASH FLOW STATEMENT HIGHLIGHTS (1) 2Q’25 operating cash of $67M reflects strong accounts receivable collections. 1. Free cash flow defined as cash flow from operations less routine capital expenditures and required debt repayments. $ in Millions 2Q24 3Q24 4Q24 1Q25 2Q25 GAAP net income (loss) 32.6$ 1 6.5$ (25.5)$ 61 .8$ 29.1$ Changes in working capital 1 .0 7 5.2 34.0 (41 .7 ) 20.3 Depreciation and amortization 6.4 6.8 6.7 6.8 6.7 Non-cash compensation 8.3 6.2 8.2 6.8 7 .9 Deferred income taxes 4.0 0.8 - 1 0.0 6.4 Impairment - - 48.4 - 0.9 Other - 0.1 (1 .5) (47 .4) (4.1) Cash flow from operations 52.3 105.6 70.3 (3.7) 67.2 Capital expenditures - routine (0.6) (1 .1 ) (0.9) (1 .2) (0.7) Required debt repay ments (9.4) (9.3) (9.6) (9.7) (9.8) Free cash flow 42.3$ 95.2$ 59.8$ (14.6)$ 56.7$ EXHIBIT 99.2

11 INCOME STATEMENT ADJUSTMENTS (1) 1. The financial results for the three-month periods ended June 30, 2024, September 30, 2024, December 31, 2024, March 31, 2025 and June 30, 2025 have been adjusted for the certain items above. A reconciliation of our non-GAAP financial measures, which include these certain items, is included in the corresponding 8-K detailing quarterly results for each respective reporting period. 2. Other (income) expense, net includes a $48.1 million gain on an equity method investment recorded during the three-month period ended March 31, 2025. 2Q’25 adjustments primarily related to costs associated with pending merger and joint venture/investment impairments. $000s Income Statement Line Item 2Q24 3Q24 4Q24 1Q25 2Q25 G&A Merger-related expenses General and Administrativ e Expenses 1 1 ,901$ 1 6,669$ 1 7 ,401$ 1 6,7 69$ 26,27 7$ Impairment General and Administrativ e Expenses - - 48,391 - 883 Other Items Other (income) expense, net (2) Other Income (Expense) (335) (538) (2,1 23) (48,67 2) (3 ,822) Impairment Net Loss Attributable to Noncontrolling Interests - - (5,867) - - Total 11,566$ 16,131$ 57,802$ (31,903)$ 23,338$ EPS Impact 0.34$ 0.49$ 1.58$ (0.59)$ 0.70$ EBITDA Impact 11,566$ 16,131$ 57,802$ (31,903)$ 23,338$ EXHIBIT 99.2